UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 9, 2016

Date of report (Date of earliest event reported)

Nexvet Biopharma

public limited company

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-36828	98-1205017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit 5, Sragh Technology Park

Rahan Road, Tullamore

Co. Offaly, R35 FR98, Ireland

(Address of principal executive offices, including zip code)

+353 5793 24522

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 9, 2016, representatives of Nexvet Biopharma plc (the “Company”) are presenting information regarding the Company’s clinical studies of ranevetmab (or “NV-01”) and frunevetmab (or “NV-02”) using the presentation attached to this Current Report on Form 8-K as Exhibit 99.1 (the “Presentation”). The Company expects to use the Presentation, in whole or in part, and possibly with modifications, in connection with presentations to investors, analysts and others commencing on June 9, 2016.

The Company also issued a press release regarding this presentation, which included expanded results from the Company’s pivotal efficacy and field safety study of ranevetmab, an anti-nerve growth factor monoclonal antibody therapy in development for the control of pain associated with osteoarthritis in dogs, and expanded results from the Company’s pilot field study of frunevetmab, an anti-nerve growth factor monoclonal antibody therapy in development for the control of pain associated with osteoarthritis in cats. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

The information in Item 7.01 of this Current Report, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Current Report, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Presentation dated June 9, 2016.

99.2	Press release dated June 9, 2016 regarding expanded clinical results from studies of ranevetmab and frunevetmab.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexvet Biopharma public limited company

By:	/s/ Mark Heffernan, Ph.D
Name:	Mark Heffernan
Its:	Chief Executive Officer

Date: June 9, 2016